UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2011

TALEO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 452-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 28, 2011, Taleo Corporation and its subsidiaries (“Taleo”) and Kenexa Corporation and its subsidiaries (“Kenexa”) (together, the parties) entered into a settlement agreement and other related documents resolving all outstanding litigations between the parties (“Settlement Agreement”). As a result of the Settlement Agreement, all litigations between the parties will be dismissed with prejudice. The Settlement Agreement also includes a license of certain Kenexa intellectual property to Taleo and a license of certain Taleo intellectual property to Kenexa. The net cash effect associated with all intellectual property licenses and settlement of litigations was a $3,000,000.00 payment by Taleo to Kenexa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ DOUGLAS C. JEFFRIES
Douglas C. Jeffries Executive Vice President and Chief Financial Officer

Date: July 5, 2011